SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2004

LITHIUM TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10446	13-3411148
(State or Other Jurisdiction of Incorporation or Organization )	(Commission File Number)	(IRS Employer Identification No.)

5115 Campus Drive, Plymouth Meeting, PA	19462
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 940-6090

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountant.

(a) On May 4, 2004, the Board of Directors of Lithium Technology Corporation (the “Company”) voted to dismiss its independent accountants, PricewaterhouseCoopers LLP.

The reports of PricewaterhouseCoopers LLP on the Company’s financial statements for the fiscal years ended December 31, 2003 and December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle, except that the financial statements for the fiscal years ended December 31, 2003 and 2002 contained opinions modified to include an explanatory paragraph related to substantial doubt regarding the Company’s ability to continue as a going concern.

In connection with its audits of the Company’s financial statements as of December 31, 2003 and 2002 and for the years then ended, and through May 4, 2004, there were no disagreements between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreement in connection with its report on the financial statements of the Company for such years.

During the fiscal years ended December 31, 2003 and 2002 and through May 4, 2004, there have been no reportable events (as defined in Regulation S-B Item 304(a)(1)(iv)(B)).

Exhibits

16.1	Letter from PricewaterhouseCoopers LLP regarding change of certifying accountant.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 11, 2004	LITHIUM TECHNOLOGY CORPORATION

	By:	/s/ Ralf Tolksdorf
Ralf Tolksdorf
Chief Financial Officer

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